As filed with the Securities and Exchange Commission on November 1, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CANADIAN PACIFIC RAILWAY LIMITED

(Exact name of Registrant as specified in its charter)

CANADA (State or other jurisdiction of incorporation or organization)	98-0355078 (I.R.S. Employer Identification No.)

7550 Ogden Dale Road S.E.,

Calgary, Alberta,

Canada, T2C 4X9

(403) 319-7000

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address, and telephone number, of agent for service)

Copies to:

Jeffrey J. Ellis Canadian Pacific Railway Limited 7550 Ogden Dale Road S.E. Calgary, Alberta, Canada T2C 4X9 (403) 319-7000	Kevin Johnson Norton Rose Fulbright Canada LLP 3700 Devon Tower 400 – 3rd Avenue S.W. Calgary, Alberta, Canada T2P 4H2 (403) 267-8222	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Shares
First Preferred Shares
Second Preferred Shares
Subscription Receipts
Warrants
Units
Total

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this Registration Statement. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of the registration fee.

PROSPECTUS

CANADIAN PACIFIC RAILWAY LIMITED

Common Shares

First Preferred Shares

Second Preferred Shares

Subscription Receipts

Warrants

Units

Canadian Pacific Railway Limited (“CPRL” or the “Corporation”) may from time to time offer common shares (“Common Shares”), first preferred shares (“First Preferred Shares”), second preferred shares (“Second Preferred Shares”), subscription receipts (“Subscription Receipts”), warrants (“Warrants”) and units (“Units”) of CPRL (collectively, Common Shares, First Preferred Shares, Second Preferred Shares, Subscription Receipts, Warrants and Units are referred to herein as the “Securities”).

This prospectus describes some of the general terms that may apply to the Securities. Each time CPRL offers to sell Securities, CPRL will provide the specific prices and terms of such Securities and the offering in a supplement to this prospectus. CPRL may not use this prospectus to sell Securities unless CPRL also gives prospective investors a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our Securities.

Investing in our Securities involves risk. See the “Risk Factors” section on page 5 of this prospectus, in any applicable prospectus supplement, and in any documents CPRL incorporates by reference in this prospectus or any applicable prospectus supplement(s) before investing in our Securities.

CPRL may sell the Securities to or through underwriters purchasing as principals and may also sell such Securities to one or more purchasers directly, in accordance with applicable securities laws, or through agents. See “Plan of Distribution”. The prospectus supplement relating to a particular offering of Securities will identify each underwriter or agent, as the case may be, engaged by CPRL in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the offering price (or the manner of determination thereof if offered on a non-fixed price basis) the proceeds to CPRL, any fees, discounts or other compensation payable to underwriters or agents and any other material terms of the plan of distribution.

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (“TSX”) and on the New York Stock Exchange (“NYSE”) under the symbol “CP”. Our principal executive offices are located at 7550 Ogden Dale Road S.E., Calgary, Alberta, Canada, T2C 4X9 and our telephone number is (403) 319-7000.

Neither the Securities and Exchange Commission of the United States nor any U.S. state securities commission has approved or disapproved of these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 1, 2016.

ABOUT THIS PROSPECTUS

In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars, and references to “dollars” or “$” are to Canadian dollars and all references to “US$” are to United States dollars. Unless the context otherwise requires, all references in this prospectus and any prospectus supplement to “CPRL”, “Corporation”, “we”, “us”, and “our” mean Canadian Pacific Railway Limited and its subsidiaries on a consolidated basis.

This prospectus is part of a Registration Statement on Form S-3 relating to the Securities that is filed with the U.S. Securities and Exchange Commission (the “Commission”). Under the Registration Statement, CPRL may, from time to time, sell any combination of the Securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the Securities that CPRL may offer. Each time CPRL sells Securities under the Registration Statement, CPRL will provide a prospectus supplement that will contain specific information about the prices and terms of that offering of Securities. The prospectus supplement also may add, update or change information contained in this prospectus. Before investing, investors should read both this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference”. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Investors may refer to the Registration Statement and the exhibits to the Registration Statement for further information with respect to CPRL and the Securities.

All information permitted under applicable laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. A prospectus supplement containing the specific prices and terms of an offering of Securities will be delivered to purchasers of such Securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of the prospectus supplement only for the purposes of the distribution of the Securities to which the prospectus supplement pertains.

You should rely only on the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement. CPRL has not authorized anyone to provide you with different or additional information. You should not assume that the information contained in this prospectus or any prospectus supplement or any other document CPRL incorporates by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of such documents, regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the Securities. CPRL’s business, financial condition, results of operations and prospects, as well as other information, may have changed since such dates.

Unless otherwise indicated, all financial information included and incorporated by reference into this prospectus is determined using generally accepted accounting principles in the United States, referred to as “U.S. GAAP”.

WHERE YOU CAN FIND MORE INFORMATION

CPRL is subject to the information requirements of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”, and in accordance therewith file reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by Canada and the United States, reports filed by CPRL prior to January 1, 2016 with the SEC have been prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. You may read any document CPRL files or furnishes to the Commission at the Commission’s public reference room at Room 1580, 100 F Street, N.E., Washington, D.C., 20549. Copies of the same documents may also be obtained from the public reference room of the Commission at 100 F Street, N.E., Washington D.C., 20549 by paying a fee. Please call the Commission at 1-800-SEC-0330 or access its website at www.sec.gov for further information on the public reference room. CPRL’s filings since November 2002 are also electronically available from the SEC’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

Additionally, CPRL files documents with securities commissions or similar authorities in each of the provinces and territories of Canada. These documents are available through the internet on the Canadian System for Electronic Document Analysis and Retrieval, which can be accessed at www.sedar.com.

You may access other information about CPRL on its website (http://www.cpr.ca). Information on CPRL’s website is not incorporated by reference in this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

CPRL incorporates by reference in this prospectus information from other documents CPRL files with the Commission, which means that CPRL can disclose important information to you by referring to those documents. The information CPRL incorporates by reference is an important part of this prospectus.

CPRL incorporates by reference into this prospectus the following documents CPRL has filed with the Commission (other than information in such documents that is not deemed to be filed):

●	CPRL’s Annual Report on Form 10-K for the year ended December 31, 2015 (filed on February 29, 2016);

●	CPRL’s definitive proxy statement on Schedule 14A with respect to CPRL’s 2016 annual meeting of stockholders (filed February 29, 2016) (but only to the extent that any sections of CPRL’s proxy statement are incorporated into its Annual Report on Form 10-K for the year ended December 31, 2015);

●	CPRL’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 (filed on April 20, 2016, July 20, 2016 and October 19, 2016, respectively);

●	CPRL’s Current Reports on Form 8-K, filed on January 12, 2016, January 14, 2016, January 19, 2016, January 20, 2016, January 27, 2016, February 3, 2016, February 9, 2016, February 16, 2016, February 24, 2016, March 1, 2016, March 2, 2016, March 3, 2016, March 7, 2016, March 9, 2016, March 30, 2016, April 7, 2016, April 11, 2016, April 21, 2016, April 22, 2016, April 28, 2016, June 21, 2016, June 29, 2016, July 11, 2016, July 20, 2016, July 26, 2016, August 3, 2016, August 9, 2016, September 7, 2016, September 13, 2016, September 16, 2016, September 23, 2016, October 17, 2016 and October 24, 2016; and

●	The description of our Common Shares contained in our Registration Statement on Form 8-A, filed with the Commission on May 13, 2011.

CPRL also incorporates by reference each of the documents CPRL files with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all Securities offered hereby have been sold or which deregisters all securities then remaining unsold.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

You may obtain a copy of any of our filings that are incorporated by reference into this prospectus, or a copy of this prospectus, at no cost, by writing to or telephoning us at the following address:

Canadian Pacific Railway Limited

7550 Ogden Dale Road S.E.

Calgary, Alberta, T2C 4X9

(403) 319-7538

Attention: Corporate Secretary

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include “forward-looking information” and “forward-looking statements” within the meaning of securities laws, including the “safe harbour” provisions of the Securities Act (Alberta), the United States Private Securities Litigation Reform Act of 1995, Section 21E of the U.S. Exchange Act and

Section 27A of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). All forward-looking information and forward-looking statements are based on CPRL’s current beliefs as well as assumptions made by and information currently available to the Corporation. Forward-looking information and forward-looking statements are based on CPRL’s current beliefs as well as assumptions made by and information currently available to the Corporation. Forward-looking statements in or incorporated by reference into this prospectus include, but are not limited to, statements with respect to: CPRL’s defined benefit pension expectations for 2016 and through 2019, expectations for 2016 which includes: operating ratio below 59 percent, mid-single-digit earnings per share (“EPS”) growth from full-year 2015, adjusted diluted EPS of $10.10, and capital expenditures of approximately $1.2 billion, as well as statements concerning the operations, anticipated financial performance, business prospects and strategies, including statements concerning the anticipation that cash flow from operations and various sources of financing will be sufficient to meet debt repayments and obligations in the foreseeable future and concerning anticipated capital programs, statements regarding future payments including income taxes and pension contributions, and capital expenditures. Forward-looking statements typically contain statements with words such as “financial expectations”, “key assumptions”, “anticipate”, “believe”, “expect”, “plan”, “will”, “outlook”, “should” or similar words suggesting future outcomes.

By its nature, CPRL’s forward-looking information and forward-looking statements involve numerous assumptions, inherent risks and uncertainties, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and the governmental response to them, and technological changes.

The risks and uncertainties of CPRL’s business, including those discussed above and in documents incorporated by reference into this prospectus and as described under “Risk Factors” and elsewhere herein, could cause CPRL’s actual results and experience to differ materially from the anticipated results or other expectations expressed. In addition, CPRL bases forward-looking information and forward-looking statements on assumptions about future events, which, although reasonable when made, may not prove to be accurate.

In light of these risks, uncertainties and assumptions, prospective investors should not place undue reliance on forward-looking information and forward-looking statements and should be aware that events described in the forward-looking information and forward-looking statements set out in this prospectus and the documents incorporated by reference into this prospectus may not occur.

CPRL cannot assure prospective investors that our future results, levels of activity and achievements will occur as CPRL expects, and neither CPRL nor any other person assumes responsibility for the accuracy and completeness of the forward-looking information and forward-looking statements. Except as required by law, CPRL undertakes no obligation to update publically or otherwise revise any forward-looking information or forward-looking statement, whether as a result of new information, future events or otherwise.

“Adjusted diluted EPS” referred to above has no standardized meaning prescribed by U.S. GAAP and, therefore, may not be comparable to a similar measure presented by other companies. See Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 dated October 19, 2016 for the definition and further discussion of this non-U.S. GAAP measure.

RISK FACTORS

Before making an investment decision, you should carefully consider the risk factors set forth below and those described in the section captioned “Risk Factors” in any applicable prospectus supplement, as well as those set forth in documents CPRL incorporates by reference in this prospectus and any applicable prospectus supplement, including in our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 29, 2016, and in any updates to those Risk Factors in subsequent reports on Form 10-Q or Form 8-K CPRL incorporates by reference in this prospectus and any applicable prospectus supplement, together with all of the other information appearing in this prospectus and any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects. Additional unknown risks and uncertainties, or those that CPRL deems immaterial, may also impair our business, financial condition, results of operations and prospects.

Additional Risks Related to the Securities

Fluctuation in the price and volume of our Common Shares may impact investors’ ability to sell their shares at or above the offering price.

In recent years, securities markets have experienced considerable price and volume volatility, which may have been unrelated to the operating performance of CPRL or the affected companies. The market price of publicly traded stock is affected by many variables, including the strength of the economy generally, commodity prices, the availability and attractiveness of alternative investments and the breadth of the public market for the stock. The effect of these and other factors on the market price of securities on the stock exchanges on which we trade suggests that the trading price of our Common Shares may continue to be volatile. These fluctuations may affect the price of our Common Shares following an offering, and the market price of our Common Shares may drop below the offering price. As a result of this volatility, investors may not be able to sell their Common Shares at or above the offering price.

Future issuances of Securities may depress the price of our Common Shares or dilute existing shareholders.

Sales of a substantial number of Common Shares in the public market, or the perception that these sales could occur, may depress the market price for our Common Shares. These sales could also impair our ability to raise additional capital through the sale of our equity securities in the future. CPRL may issue additional Common Shares, Preferred Shares or securities convertible into Common Shares, which may dilute existing shareholders.

Investors may lose their entire investment.

An investment in the Securities is speculative and may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in the Securities.

OUR COMPANY

CPRL is a holding company whose direct and indirect subsidiaries operate railways in North America. CPRL is a publically-traded corporation whose common shares are listed on the Toronto Stock Exchange and the New York Stock Exchange.

The main operating subsidiary of the Corporation, Canadian Pacific Railway Company (“CPRC”), was incorporated by Letters Patent in 1881 pursuant to an Act of the Parliament of Canada. CPRC is one of Canada’s oldest corporations. From its inception over 135 years ago, CPRC has developed into a fully integrated and technologically advanced Class I railway (a railroad earning a minimum of US$452.7 million in revenues annually as defined by the Surface Transportation Board in the United States) providing rail and intermodal freight transportation services over a 12,500-mile network serving the principal business centres of Canada, from Montreal to Vancouver, and the U.S. Midwest and Northeast regions.

CPRL’s registered and head office is located at 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9, Canada.

RATIO OF EARNINGS TO FIXED CHARGES

Because CPRL has had no outstanding First Preferred Shares and Second Preferred Shares during the periods CPRL presents in this prospectus, CPRL does not present a ratio of earnings to combined fixed charges and preference dividends.

INFORMATION ABOUT THE OFFERINGS

CPRL may use this prospectus to offer its Securities. Please also refer to “Description of Securities” below.

CPRL will set forth in a prospectus supplement a description of the specific types, amounts, prices, and detailed terms of any Securities that may be offered under this prospectus, as well as any net proceeds to us. The prospectus supplement may also describe certain risks in addition to those set forth herein associated with an investment in the specific Securities offered.

The Securities may be offered directly to one or more purchasers, through agents, or to or through underwriters or dealers. The names of these parties, any Securities to be purchased by or through these parties, the compensation of these parties and other special terms in connection with the offering and sale of these Securities will be detailed in a prospectus supplement. Please also refer to “Plan of Distribution” below.

USE OF PROCEEDS

The use of proceeds from the sale of any Securities will be described in a prospectus supplement relating to the specific issuance of Securities.

CPRL may use proceeds from the sale of Securities hereunder for repayment of existing indebtedness, capital expenditures, corporate and asset acquisitions and other general corporate purposes. CPRL may invest funds that it does not immediately use in short-term marketable investment grade securities or bank deposits.

DESCRIPTION OF SECURITIES

Authorized Share Capital

Under our restated certification of incorporation, CPRL is authorized to issue an unlimited number of Common Shares, an unlimited number of First Preferred Shares and an unlimited number of Second Preferred Shares. As of October 31, 2016, no First or Second Preferred Shares had been issued. All of our shares have no par value.

Common Shares

As of October 31, 2016, we had 146,265,974 Common Shares outstanding. The holders of Common Shares are entitled to receive notice of, attend and vote at all annual and special meetings of the shareholders of CPRL and to one vote in respect of each Common Share held at all such meetings, except at separate meetings of or on separate votes by the holders of another class or series of shares of CPRL. The holders of the Common Shares are entitled to receive dividends if, as and when declared by CPRL’s Board of Directors out of the assets of CPRL properly applicable to the payment of dividends in such amounts and payable in such manner as the Board of Directors may from time to time determine. Subject to the rights of the holders of any other class of shares of CPRL entitled to receive dividends in priority to or rateably with the holders of the Common Shares, the Board of Directors may in its sole discretion declare dividends on the Common Shares to the exclusion of any other class of shares of CPRL. In the event of the liquidation, dissolution or winding up of CPRL or other distribution of assets of CPRL among its shareholders for the purpose of winding up its affairs, the holders of the Common Shares will, subject to the rights of the holders of any other class of shares of CPRL entitled to receive the assets of CPRL upon such a distribution in priority to or rateably with the holders of the Common Shares, be entitled to participate rateably in any distribution of the assets of CPRL.

On March 18, 2015, CPRL commenced a Normal Course Issuer Bid (“NCIB”) to purchase for cancellation up to 9,140,000 Common Shares. On August 31, 2015, CPRL announced the amendment of the NCIB to increase the maximum number of its Common Shares that could be purchased from 9,140,000 to 11,937,181 Commons Shares. In total, CPRL repurchased 11,375,189 Common Shares at an average price of $198.46 per share. The NCIB expired on March 17, 2016. On May 2, 2016, CPRL commenced a NCIB to purchase for cancellation up to 6,910,000 Common Shares. As of October 31, 2016, since May 2, 2016, CPRL repurchased 6,910,000 Common Shares. The NCIB will expire on May 1, 2017 and may be renewed.

First Preferred Shares

Subject to certain limitations, the Board of Directors of CPRL may, from time to time, issue First Preferred Shares in one or more series and determine for any such series, its designation, number of shares and respective rights, privileges, restrictions and conditions. The Board of Directors may not issue First Preferred Shares if by doing so the aggregate amount payable to the holders of such shares as a return of capital in the event of the liquidation or dissolution or winding up of CPRL or any other distribution of the assets of CPRL among its shareholders for the purposes of winding up its affairs would exceed $500,000,000. The First Preferred Shares are entitled to preference over the Common Shares, the Second Preferred Shares and any other shares ranking junior to the First Preferred Shares with respect to the payment of dividends and the distribution of assets of CPRL in the event of a liquidation, dissolution or winding up of CPRL. Except with the consent in writing of all of the holders of First Preferred Shares which may be outstanding, no dividend can be declared and paid on or set apart for payment on the Second Preferred Shares or the Common Shares or on any other shares ranking junior to the First Preferred Shares unless and until all dividends (if any) up to and including any dividend payable for the last completed period for which such dividend is payable on each series of First Preferred Shares outstanding has been declared and paid or set apart for payment. Except as provided by the Canada Business Corporations Act, the holders of the First Preferred Shares will not have any voting rights nor will they be entitled to receive notice of or to attend shareholders’ meetings.

Second Preferred Shares

The rights, privileges, restrictions and conditions attaching to the Second Preferred Shares are substantially identical to those attaching to the First Preferred Shares, except that the Second Preferred Shares are junior to the First Preferred Shares, and are entitled to preference over the Common Shares with respect to the payment of dividends, repayment of capital and the distribution of assets of CPRL in the event of a liquidation, dissolution or winding up of CPRL or any other distribution of the assets of CPRL among its shareholders for the purposes of winding up its affairs.

Corporate Governance

General Overview

CPRL is incorporated under the Canada Business Corporations Act (the “CBCA”). Our corporation number is 395216-9.

The following is a summary of certain material provisions of (i) our Restated Articles of Incorporation (the “Articles”), (ii) our by-laws (the “By-Laws”), (iii) our Corporate Governance Principles and Guidelines and (iv) certain provisions of the CBCA applicable to CPRL.

Objects and Purposes of the Corporation

Our Articles place no restrictions upon our objects and purposes.

Directors

Directors are elected annually by shareholders, each to hold office until the close of the next annual meeting of shareholders or until such person’s successor is elected or appointed. Between shareholder meetings, the Board of Directors may appoint additional directors. Our Board of Directors shall consist of a minimum of five and a maximum of 20 directors.

A director who is, in any way, directly or indirectly interested in a proposed contract or transaction, must disclose the nature and extent of his interest at a meeting of the directors in accordance with the provisions of the CBCA, and is required to disclose that interest to the CEO and the Chairman of the Board. A director must not participate in any discussions or vote in respect of any contract or transaction with CPRL in which he is interested, and any such proposed contract or transaction must be referred to the Board of Directors or shareholders for approval, even if such contract or transaction is one that in the ordinary course of the Corporation’s business would not require approval by the Board of Directors or shareholders.

The remuneration of the directors may from time to time be determined by the directors themselves, acting upon the recommendation of the Corporation’s Corporate Governance and Nominating Committee, and such remuneration may be in addition to any reimbursement for travel and other expenses. Directors who are also officers of the Corporation shall not be entitled to receive any directors’ fees or other compensation in respect of their duties as directors of the Corporation.

We have a Management Resources and Compensation Committee which is currently composed of three independent directors. The Management Resources and Compensation Committee makes recommendations to the Board of Directors with respect to compensation, including incentive stock options, of our executive officers.

To enhance the alignment of our directors’ interests with those of our shareholders, non-employee directors are required to hold five times their annual retainer (currently $1,975,000 for the Chairman of the Board and $1,175,000 for all other non-employee directors) in shares/director deferred share units within five years of their initial election or appointment to the Board of Directors. This multiple was increased from three to five times by the Board of Directors, effective October 26, 2012. The share ownership requirement may alternatively be satisfied through an indirect interest in shares.

Pursuant to our By-Laws and subject to the provisions of the CBCA, our directors may: (a) borrow money upon the credit of the Corporation, (b) issue, reissue, sell or pledge debt obligations of the Corporation, (c) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person, and (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation. The Board of Directors may, by resolution, delegate the powers referred to in this section to a director, a committee of directors or an officer.

There are currently no provisions with respect to the retirement of a director or the non-retirement of a director under an age requirement.

Rights, Preferences and Restrictions

Dividend Rights

Holders of the Common Shares, First Preferred Shares and Second Preferred Shares are to receive dividends if, as and when declared by the Board of Directors.

Voting Rights

Holders of the Common Shares are entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to a single vote in respect of each Common Share held at all such meetings.

Holders of the First Preferred Shares and the Second Preferred Shares are not entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and will not be entitled to vote at any such meeting, except as may be required by law.

Rights on Liquidation

Holders of the Common Shares, First Preferred Shares and Second Preferred Shares are entitled to share in any surplus in the event of liquidation.

Redemption Provisions, Sinking Fund Provisions, Liability to Further Capital Calls and Discrimination

There are no redemption provisions or sinking fund provisions attached to any class of shares of the Corporation. There is no liability to further capital calls by the company provision attached to the shares of the Corporation. There are no provisions discriminating against any existing or prospective holder of such securities as a result of such shareholder owning a substantial number of shares, attached to any class of shares of the Corporation.

Changes to Securities

Provisions as to the modification, amendment or variation of the rights attaching to the Common Shares, First Preferred Shares and Second Preferred Shares are contained in the CBCA. The CBCA requires approval by a special resolution (i.e. approved by at least two-thirds of the votes cast at a meeting of the shareholders of CPRL or signed by all the shareholders entitled to vote on that resolution) of CPRL’s shareholders in order to effect any of the following changes:

(1)	change any maximum number of shares that the Corporation is authorized to issue;

(2)	create new classes of shares;

(3)	reduce or increase its stated capital, if its stated capital is set out in the articles;

(4)

change the designation of all or any of its shares and add, change or remove any rights, privileges, restrictions and conditions, including rights to accrued dividends, in respect of all or any of its shares, whether issued or unissued;

(5)

change the shares of any class or series, whether issued or unissued, into a different number of shares of the same class or series or into the same or a different number of shares of other classes or series;

(6)	divide a class of shares, whether issued or unissued, into series and fix the number of shares in each series and the rights, privileges, restrictions and conditions thereof;

(7)	authorize the directors to divide any class of unissued shares into series and fix the number of shares in each series and the rights, privileges, restrictions and conditions thereof;

(8)	authorize the directors to change the rights, privileges, restrictions and conditions attached to unissued shares of any series;

(9)	revoke, diminish or enlarge any authority conferred under items (7) and (8) above; and,

(10)	add, change or remove restrictions on the issue, transfer or ownership of shares.

Meetings of Shareholders

Annual General Meetings

Under the CBCA, an Annual General Meeting (“AGM”) of shareholders must be held once every fiscal year, within 15 months of the previous AGM, but no later than six months after the end of the Corporation’s preceding fiscal year. We must give our shareholders written notice of the time and place of the AGM not less than 21 days nor more than 50 days before the AGM is to be held. For the purpose of determining shareholders entitled to receive notice of a meeting of shareholders, the directors may fix in advance a date as the record date for such determination, but such record date shall not proceed by more than 50 days or by less than 21 days the date on which the meeting is to be held.

Extraordinary General Meetings

Under our By-laws, our directors may, whenever they think fit, convene a meeting of shareholders, other than an annual meeting of shareholders, at any time.

Under the CBCA, shareholder meetings may also be called by one or more shareholders of the Corporation so long as such shareholders own not less than 5% of the issued and outstanding shares at the date such shareholders call a meeting of shareholders. After receiving such requisition, our directors must within 21 days call the meeting.

Persons Entitled to be Present

Pursuant to our By-laws, the only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors, the President, the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the CBCA, Articles or By-Laws to be present. Any other person may be admitted with the consent of the meeting or of the chairman of the meeting.

Rights to Own Securities

Share Transfers

There are no restrictions on transfers of our shares.

No Limitation on Foreign Ownership

There are no limitations on the rights of non-resident or foreign shareholders to hold or exercise voting rights.

Change in Control

There are no provisions in our Articles or By-Laws that would have the effect of delaying, deferring or preventing a change in control of the Corporation, and that would operate only with respect to a merger, acquisition or corporate restructuring involving the Corporation.

The CBCA does not contain any provisions that would have the effect of delaying, deferring or preventing a change of control of the Corporation.

Ownership Threshold

There are no provisions in our Articles, By-Laws or in the CBCA governing the threshold above which shareholder ownership must be disclosed.

Changes in the Capital of the Corporation

There are no conditions imposed by our By-Laws which are more stringent than those required by the CBCA.

Subscription Receipts

Subscription Receipts may be offered separately or together with Common Shares and/or other securities of CPRL, including Warrants. The Subscription Receipts will be issued under a subscription receipt agreement that will be entered into by CPRL and an escrow agent at the time of issuance of the Subscription Receipts.

A Subscription Receipt will entitle the holder thereof to receive a Common Share and/or other securities of CPRL, for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by CPRL or one or more of its subsidiaries. The subscription proceeds from an offering of Subscription Receipts will be held in escrow by an escrow agent pending the completion of the transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of Subscription Receipts will receive Common Shares and/or other securities of CPRL upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their Subscription Receipts together with any interest or other income earned thereon. Holders of Subscription Receipts are not shareholders of CPRL.

The particular terms and provisions of Subscriptions Receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such Subscription Receipts. This description will include, where applicable: (i) the number of Subscription Receipts offered; (ii) the price at which the Subscription Receipts will be offered; (iii) the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares and/or other securities of CPRL; (iv) the number of Common Shares and/or other securities of CPRL that may be obtained upon exercise of each Subscription Receipt; (v) the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each such security; (vi) the terms relating to the holding and release of the gross proceeds from the sale of the Subscription Receipts plus any interest and income earned thereon; (vii) the material income tax consequences of owning, holding and disposing of the Subscription Receipts; and (viii) any other material terms and conditions of the Subscription Receipts including, without limitation, transferability and adjustment terms and whether the Subscription Receipts will be listed on a stock exchange.

Warrants

Warrants will typically be offered with Common Shares, with such securities often referred to collectively as a “Unit”, but may be offered with Subscription Receipts or separately. The Warrants either will be issued under a warrant indenture or agreement that will be entered into by CPRL and a trustee at the time of issuance of the Warrants or will be represented by Warrant certificates issued by CPRL.

A Warrant will entitle the holder thereof to receive a Common Share and/or other securities of CPRL upon the exercise thereof and payment of the applicable exercise price. A Warrant will be exercisable for a specific period of time at the end of which time it will expire and cease to be exercisable. Holders of Warrants are not shareholders of CPRL.

The particular terms and provisions of Warrants offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such Warrants. This description will include, where applicable: (i) the title or designation of the Warrants; (ii) the number of Warrants offered; (iii) the number of Common Shares and/or other securities of CPRL purchasable upon exercise of the Warrants and the procedures for exercise; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable and when they expire; (vi) the designation and terms of any other securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each such security; (vii) the material income tax consequences of owning, holding and disposing of the Warrants; and (viii) any other material terms and conditions of the Warrants including, without limitation, transferability and adjustment terms and whether the Warrants will be listed on a stock exchange.

Units

Units are a security comprised of one or more of the other Securities described in this prospectus offered together as a “Unit”. A Unit is typically issued so that the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The unit agreement under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such Units. This description will include, where applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in fully registered or global form; and (iv) any other material terms and conditions of the Units.

PLAN OF DISTRIBUTION

CPRL may sell Securities (i) to underwriters purchasing as principal; (ii) directly to one or more purchasers in accordance with applicable securities laws; or (iii) through agents. The Securities may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing price of the Securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities.

The prospectus supplement relating to each offering of Securities will set forth the terms of the offering of those Securities, including the name or names of any underwriters or agents, the purchase price of the Securities, the proceeds to CPRL, any underwriters’ or agents’ fees or other compensation, any public offering price, and any discounts or concessions allowed or re-allowed or paid. Only underwriters or agents named in the relevant prospectus supplement are deemed to be underwriters or agents in connection with the Securities offered by that prospectus supplement.

If underwriters purchase Securities as principal, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the prospectus supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid may be changed from time to time.

The Securities may also be sold directly by CPRL at prices and upon terms agreed to by the purchaser and CPRL or through agents designated by CPRL from time to time. Any agent involved in the offering and sale of the Securities pursuant to a particular prospectus supplement will be named, and any commissions payable by CPRL to that agent will be set forth, in such prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent would be acting on a reasonable commercial efforts basis for the period of its appointment.

CPRL may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered by this prospectus. Any such commission will be paid out of general funds. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with CPRL to indemnification by CPRL against certain liabilities, including liabilities under the U.S. Securities Act or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any offering of First Preferred Shares, Second Preferred Shares, Subscription Receipts, Warrants or Units by CPRL will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable prospectus supplement, the First Preferred Shares, Second Preferred Shares, Subscription Receipts, Warrants or Units will not be listed on any stock exchange or on any automated dealer quotation system. Certain dealers may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in such Securities or as to the liquidity of the trading market, if any, for such Securities.

The prospectus supplement will set forth the intention of any underwriters or agents who participate in the distribution of the Securities to over-allot or effect transactions which stabilize the Securities’ price at a higher level than that which might exist in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The applicable prospectus supplement will describe certain material United States federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code).

The applicable prospectus supplement will also describe certain material Canadian federal income tax consequences to an investor who is a resident of Canada or who is a non-resident of Canada of acquiring, owning and disposing of any Securities offered thereunder, including, whether the payments of dividends or other distributions will be subject to Canadian non-resident withholding tax.

LEGAL MATTERS

Certain legal matters relating to United States law will be passed upon on behalf of CPRL by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. The validity of the Securities offered hereby and certain other Canadian legal matters related to the Securities being offered hereby will be passed upon for CPRL by Norton Rose Fulbright Canada LLP, Calgary, Alberta.

ENFORCEABILITY OF CIVIL LIABILITIES

CPRL is incorporated and governed by the laws of Canada. A substantial portion of CPRL’s assets are located outside the United States and some or all of the directors and officers and some or all of the experts named herein are residents of Canada. As a result, it may be difficult for investors to effect service within the United States upon CPRL and upon those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon CPRL’s civil liability and the civil liability of CPRL’s directors, officers or experts. CPRL has also been advised by Norton Rose Fulbright Canada LLP that there is some doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of United States courts, of liabilities predicated upon United States federal securities laws.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from CPRL’s Annual Report on Form 10-K and the effectiveness of CPRL’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the estimated expenses, other than any underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the securities registered under this Registration Statement:

Commission registration fee	$(1)
Printing expenses	(2)
Legal fees and expenses	(2)
Accountants’ fees and expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r).

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 124 of the Canada Business Corporations Act (the “CBCA”) provides as follows:

124.      (1)      Indemnification. A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2)        Advance of Costs. A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfil the conditions of subsection (3).

(3)        Limitation. A corporation may not indemnify an individual under subsection (1) unless the individual

(a)	acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4)        Indemnification in derivative actions. A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

(5)      Right to indemnity. Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity

(a)	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b)	fulfils the conditions set out in subsection (3).

(6)      Insurance. A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

(a)	in the individual’s capacity as a director or officer of the corporation; or

(b)	in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.

(7)      Application to court. A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

(8)      Notice to Director. An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

(9)      Other notice. On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

The by-laws of the Registrant provide that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or a person who acts or acted at such Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and the heirs and legal representatives thereof, to the extent permitted by the CBCA or otherwise by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Reference is made to Item 10 for the undertakings of the Registrant with respect to indemnification for liabilities arising under the Securities Act.

ITEM 16.  EXHIBITS

(a)             EXHIBITS:

The following exhibits have been filed as part of this Registration Statement:

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.

4.1	Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to CPRL’s Registration Statement on Form S-3 filed on March 1, 2016).

4.2*	Form of First Preferred Share Certificate.

4.3*	Form of Second Preferred Share Certificate.

4.4*	Form of Warrant.

4.5*	Form of Subscription Receipt Agreement.

4.6*	Form of Unit Agreement.

5.1	Opinion of Norton Rose Fulbright Canada LLP.

23.1	Consent of Deloitte LLP.

23.2	Consent of Norton Rose Fulbright Canada LLP (contained in opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

* To be filed as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a report filed on Form 8-K under the Securities Exchange Act of 1934 and incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the U.S. Exchange Act that are incorporated by reference in the Registration Statement, or is contained in the form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or their securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 1st day of November, 2016.

CANADIAN PACIFIC RAILWAY LIMITED

By:	/s/ E. Hunter Harrison
Name: E. Hunter Harrison
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nadeem Velani and Jeffrey J. Ellis, or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional Registration Statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on November 1, 2016.

SIGNATURE	TITLE

/s/ E. Hunter Harrison E. Hunter Harrison	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Nadeem Velani Nadeem Velani	Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Andrew F. Reardon Andrew F. Reardon	Chairman of the Board and Director

/s/ John R. Baird John R. Baird	Director

/s/ Isabelle Courville Isabelle Courville	Director

/s/ Keith Creel Keith Creel	Director

/s/ Gillian H. Denham Gillian H. Denham	Director

/s/ William R. Fatt William R. Fatt	Director

/s/ Rebecca MacDonald Rebecca MacDonald	Director

/s/ Matthew H. Paull Matthew H. Paull	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on this 1st day of November, 2016.

SOO LINE CORPORATION

By:	/s/ William M. Tuttle
Name: William M. Tuttle
Title: Vice President Corporate

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.

4.1	Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to CPRL’s Registration Statement on Form S-3 filed on March 1, 2016).

4.2*	Form of First Preferred Share Certificate.

4.3*	Form of Second Preferred Share Certificate.

4.4*	Form of Warrant.

4.5*	Form of Subscription Receipt Agreement.

4.6*	Form of Unit Agreement.

5.1	Opinion of Norton Rose Fulbright Canada LLP.

23.1	Consent of Deloitte LLP.

23.2	Consent of Norton Rose Fulbright Canada LLP (contained in opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

* To be filed as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a report filed on Form 8-K under the Securities Exchange Act of 1934 and incorporated herein by reference.